EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 1997 appearing on page F-1 of Bell Microproducts Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996.




PRICE WATERHOUSE LLP
San Jose, California
November 24, 1997